                                                                   EXHIBIT 10.26

                    Agreement For Remote Computing Services



                           Pan American Bank, F.S.B.



                                 April 4, 1995



                              FIserv Fresno, Inc.
                           885 S. Village Oaks Drive
                                Covina, CA 91724

                    AGREEMENT FOR REMOTE COMPUTING SERVICES

                              FIserv Fresno, Inc.
                          885 South Village Oaks Drive
                                Covina, CA 91724

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Client's Name:  Pan American Bank, F.S.B.
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Street Address:  1300 S. El Camino Real, 6th Floor, San Mateo, CA  94402-9957
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Mailing Address:  1300 S. El Camino Real, 6th Floor
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City:  San Mateo          State:  CA    Zip:  94402-9957
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Agreement No.:                          Effective Date:  April 1, 1995
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Agreement Term:  1 Year                 Est. Conversion Date:  NA
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                                         Agreement for Remote Computing Services

THIS AGREEMENT, CONSISTING OF THIS SUMMARY PAGE AND ALL ATTACHMENTS LISTED ABOVE, CONSTITUTES THE COMPLETE AND EXCLUSIVE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER COVERED BY ITS CONTENTS AND SUPERSEDES ANY PRIOR UNDERSTANDINGS OR AGREEMENTS WITH RESPECT THERETO. THIS AGREEMENT MAY NOT BE MODIFIED OR AMENDED EXCEPT BY A WRITTEN INSTRUMENT DULY EXECUTED BY BOTH PARTIES. BY THEIR EXECUTION BELOW, EACH PARTY SIGNIFIES THAT IT HAS READ THIS AGREEMENT IN FULL, UNDERSTANDS IT AND ACCEPTS ALL TERMS AND CONDITIONS CONTAINED HEREIN.

PAN AMERICAN BANK, F.S.B.:                         FISERV FRESNO, INC.:

/s/ LAWRENCE J. GRILL                              /s/ [SIGNATURE ILLEGIBLE]
_______________________________                    _____________________________
By                                                 By

President                                          Vice President
_______________________________                    _____________________________
Title                                              Title

/s/ [SIGNATURE ILLEGIBLE]
_______________________________
By

Senior Vice President
_______________________________
Title

ATTACHMENTS:
(1)  Terms & Conditions-

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1.   SERVICES
     --------

(a) FIserv Fresno, Inc. agrees to furnish to Client and Client agrees to obtain from FIserv Fresno, Inc. all of Client's requirements for remote computing services as initially selected by Client from the Product and Price Schedule. Additional services may be selected upon prior written notice to FIserv Fresno, Inc. at FIserv Fresno, Inc.'s then current list price by executing an amended Summary Page and revised Product and Price Schedule.

(b) FIserv Fresno, Inc. will provide conversion and training services for the fees specified on the Summary Page. Classroom training in the use and operation of the system for the number of Student/days designated on the Summary Page will be provided at a training facility designated by FIserv Fresno, Inc. Fees for training do not include travel, lodging and like expenses of Client personnel at the training facility. Conversion services are those activities designed to transfer the processing of Client's data from its present data processing servicer to the FIserv Fresno, Inc. system. Conversion services are provided pursuant to a written conversion plan executed by FIserv Fresno, Inc. and Client and which is hereby incorporated by reference into this Agreement. The Conversion Plan shall be based upon the allocation of responsibilities contained in the Conversion and Training Activities Schedule.

(c) FIserv Fresno, Inc. will also provide Network Support Service consisting of communication line monitoring and diagnostic equipment and support personnel to discover, diagnose, repair or report line problems to the appropriate telephone company. The fee for this service is also listed on the Summary Page.

(d) FIserv Fresno, Inc. shall upon request act as Client's designated representative to arrange for the purchase and installation of data lines necessary to access the FIserv Fresno, Inc. system. Where requested, additional dial-up lines and equipment to be utilized as a back up to the regular data lines may also be ordered. FIserv Fresno, Inc. shall bill Client for the actual charges incurred for the data lines and for the maintenance of the modems and other interface devices. FIserv Fresno, Inc. shall add to these charges an administrative fee of eight percent (8%).

2.   TERM
     ----

The Agreement Term shall commence on the Effective Date listed on the Summary Page and shall continue for the number of months listed on the Summary Page beginning at the Estimated Conversion Date or on the actual date of conversion, whichever occurs last. Upon expiration, the Agreement will automatically renew for successive terms of twelve (12) months unless either party shall have provided written notice to the other one-hundred eighty (180) days prior to expiration of its intent not to renew.

3.   EQUIPMENT
     ---------

(a) If Client is purchasing equipment from FIserv Fresno, Inc., such equipment shall be described on the Equipment List. Client understands that FIserv Fresno, Inc. is acting as an independent sales organization representing each manufacturer or supplier ("Manufacturer") identified on the Equipment List.

(b) Client also understands and agrees that FIserv Fresno, Inc.'s ability to obtain the Equipment may be subject to availability and to delays due to causes beyond FIserv Fresno, Inc.'s reasonable control. FIserv Fresno, Inc. shall promptly place any orders submitted under this Agreement with each Manufacturer and shall, at Client's direction, request expedited delivery whenever available.

4.   SOFTWARE/FIRMWARE
     -----------------

Third party software or firmware ("Software") may also be supplied as part of this Agreement. Where so noted, FIserv Fresno, Inc. agrees to sublicense to Client the Software products described on the Equipment List on any Third Party Software Licenses attached to this Agreement.

5.   PRICE AND PAYMENT
     -----------------

(a) Fees for FIserv Fresno, Inc. services and for any Equipment or Software are set forth on the Product and Price Schedule, including where applicable minimum monthly charges and payment schedules for one time fees. Client shall make payment to FIserv Fresno, Inc. by check or wire transfer received by FIserv Fresno, Inc. within fifteen (15) days of FIserv Fresno, Inc.'s invoice date. Overdue invoices are subject to a late charge of one and one-half percent (1-1/2%) per month.

(b) Estimated Standard Fees shall be invoiced in advance on the first of each month. Adjustments will be made based upon actual transaction volumes on successive monthly invoices.

(c) The Standard Services Fees listed on the Product and Price Schedule may be changed annually after the first anniversary of the Conversion Date upon sixty (60) days written notice to Client. Each change shall be limited to three percent (3%). It is also agreed and understood that FIserv Fresno, Inc. may increase its price in excess of this limit when it implements major system enhancements to comply with changes in government regulation.

(d) The above limitation shall not apply to Optional Services Fees, Network Support Fees, Communications Management Fees or to microfiche, courier or Pass-through Expenses. A Pass-through Expense is a charge for goods or services obtained by FIserv Fresno, Inc. on Client's behalf which are to be billed to Client at cost plus FIserv Fresno, Inc. administrative fee. Fees referenced in this paragraph 5(d) may be changed upon ninety (90) days written notice.

(e) FIserv Fresno, Inc. shall add to each invoice and Client shall pay any Federal, State or local sales, use, excise or similar taxes applicable to the services provided to Client. In no event shall Client be responsible for taxes based upon the net income of FIserv Fresno, Inc.

(f) The fees listed on the Summary Page and on the Product and Price Schedule do not include and Client is responsible for furnishing transportation or transmission of information between FIserv Fresno, Inc. data center, Client's site and any applicable clearing house, regulatory agency or Federal Reserve Bank. Where Client has elected to have FIserv Fresno, Inc. provide Communications Management Services, the price for the Services will be provided on the Summary Page.

(g) Network Support Service Fees and Local Network Fees are based upon services rendered from FIserv Fresno, Inc.'s premises. Off-premise support will be provided upon Client's request on an as available bases at FIserv Fresno, Inc.'s then current charges for time and materials, plus reasonable travel and living expenses.

6.   DELIVERY AND INSTALLATION
     -------------------------

FIserv Fresno, Inc. shall arrange for delivery of the Equipment to the Installation Site designated on the Equipment List on or about the Delivery Date requested by Client. In the absence of shipping instructions, FIserv Fresno, Inc. shall select a common carrier on behalf of Client. FIserv Fresno, Inc. shall arrange for the installation of the items of Equipment in consideration of the Installation Fees listed on the Summary Page. Client shall not perform any installation activities without the written consent of FIserv Fresno, Inc. FIserv Fresno, Inc. or its designee shall have full and free access to the Equipment and the Installation Site until installation has been completed. If a suitable installation environment has not been provided by Client, then FIserv Fresno, Inc. shall be required to perform only as many normal installation procedures as it deems to be practicable within the available facilities. Installation of Equipment will take place during FIserv Fresno, Inc.'s normal business hours, Monday through Friday, exclusive of FIserv Fresno, Inc. holidays, unless otherwise agreed by FIserv Fresno, Inc.

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7.   SHIPMENT AND RISK OF LOSS
     -------------------------

All prices shown on the Equipment List are F.O.B. at the Manufacturer's plant. All transportation, rigging, drayage, insurance, and other costs of delivery of the Equipment to the Installation Site shall be itemized on FIserv Fresno, Inc.'s invoice and shall be paid by Client. Risk of loss shall pass to Client upon shipment.

8.   TITLE TO EQUIPMENT
     ------------------

(a) Title to the Equipment shall remain with the Manufacturer until all payments for the Equipment have been made by Client and, until such time, Client agrees that it shall not sell, transfer, pledge or otherwise dispose of the Equipment without the prior written consent of FIserv Fresno, Inc.

(b) Client grants to FIserv Fresno, Inc. a security interest in all the Equipment and the proceeds thereof until the purchase price due FIserv Fresno, Inc. shall have been paid in full. Client shall execute any instruments or documents FIserv Fresno, Inc. deems appropriate to protect the security interest and, in any event, a copy of this Agreement may be filed at any time after signature by FIserv Fresno, Inc. as a financing statement for that purpose. In the event of default in payment or other breach by Client, FIserv Fresno, Inc. shall have all rights and remedies of a secured creditor upon default as provided by applicable law. FIserv Fresno, Inc. shall, at its sole expense, file releases for any financing statements recorded pursuant to this Agreement promptly upon receipt of final payment.

9.   CLIENT OBLIGATIONS
     ------------------

(a) Client shall be solely responsible for the input, transmission or delivery of all information and data required by FIserv Fresno, Inc. to perform the services except where Client has retained FIserv Fresno, Inc. to handle such responsibilities on its behalf. The data shall be provided in a format and manner approved by FIserv Fresno, Inc. Client will provide at its own expense or procure from FIserv Fresno, Inc. all equipment, computer software, communication lines and interface devices required to access the FIserv Fresno, Inc. System. If Client has elected to provide such items itself, FIserv Fresno, Inc. shall provide Client with a list of compatible equipment and software.

(b) Client shall designate appropriate Client personnel for training in the use of the FIserv Fresno, Inc. System, shall supply FIserv Fresno, Inc. with reasonable access to Client's site during normal business hours for conversion and shall cooperate with FIserv Fresno, Inc. personnel in the conversion and implementation of the services.

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

(c) Client shall comply with any operating instructions on the use of the FIserv Fresno, Inc. system provided by FIserv Fresno, Inc., shall review all reports furnished by FIserv Fresno, Inc. for accuracy and shall work with FIserv Fresno, Inc. to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to FIserv Fresno, Inc.

(d) Client shall furnish, or if FIserv Fresno, Inc. agrees to so furnish, reimburse FIserv Fresno, Inc. for any special forms, supplies, microfiche or courier services applicable to the services requested.

(e) Client's shall provide a suitable installation environment for the Equipment as specified in the applicable installation manual and any and all other specifications provided to Client by the Manufacturer or FIserv Fresno, Inc. Client shall also be responsible for furnishing all labor required for unpacking and placing each item of Equipment in the desired location for installation. Client shall be responsible for physical planning including, but not limited to, floor planning, cable requirements and safety requirements in accordance with the installation manual and any and all applicable building, electrical or other codes, regulations or requirements. All such physical planning shall be completed on or before the delivery date for the Equipment.

10.  GENERAL ADMINISTRATION
     ----------------------

FIserv Fresno, Inc. is continually reviewing and modifying the FIserv Fresno, Inc. system to improve service and to comply with federal government regulations applicable to the data utilized in providing services to Client. FIserv Fresno, Inc. reserves the right to make changes in the service, including but not limited to operating procedures, security procedures, the type of equipment resident at and the location of FIserv Fresno, Inc.'s data center. FIserv Fresno, Inc. will provide Client with written notice of changes which materially affect Client's procedures, reporting or service costs at a reasonable time prior to implementation of the change.

11.  CLIENT CONFIDENTIAL INFORMATION
     -------------------------------

(a) FIserv Fresno, Inc. shall treat all information and data relating to Client's business provided to FIserv Fresno, Inc. by Client, or information relating to Client's Customers, as confidential and shall safeguard Client's information with the same degree of care used to protect FIserv Fresno, Inc. confidential information. FIserv Fresno, Inc. and Client agree that master and transaction data files are owned by and constitute property of Client. Client data and records

                                       8
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     shall, be subject to regulation and examination by State and Federal supervisory agencies to the same extent as if such information were on Client's premises.

(b) FIserv Fresno, Inc. shall maintain adequate backup procedures including storage of duplicate record files as necessary to reproduce Client's records and data. In the event of a service disruption due to reasons beyond FIserv Fresno, Inc.'s control, FIserv Fresno, Inc. shall use diligent efforts to mitigate the effects of such an occurrence.

12.  FISERV FRESNO, INC. CONFIDENTIAL INFORMATION
     --------------------------------------------

(a) Client shall not use or disclose to any third persons any confidential information concerning FIserv Fresno, Inc. FIserv Fresno, Inc. confidential information is that which relates to FIserv Fresno, Inc.'s software, systems, research, development, trade secrets or business affairs (or that of FIserv Fresno, Inc.'s customers, suppliers or affiliates) including, but not limited to, the terms and conditions of this Agreement but does not include information in the public domain through no fault of Client. Client's obligations under this Section 12 shall survive the termination or expiration of this Agreement.

(b) FIserv Fresno, Inc.'s system contains information and computer software which is proprietary and confidential information of FIserv Fresno, Inc., its suppliers and licensors. Client agrees not to attempt to circumvent the devices employed by FIserv Fresno, Inc. to prevent unauthorized access to FIserv Fresno, Inc. system.

13.  ACCEPTANCE
     ----------

The Equipment or Software shall be deemed to have been accepted when it has passed FIserv Fresno, Inc. or the Manufacturer's standard post-installation test procedures at the Installation Site.

14.  WARRANTIES
     ----------

(a) FIserv Fresno, Inc. warrants that (i) it will accurately process Client's work provided that Client supplies accurate data and follows the procedures described in FIserv Fresno, Inc. user manuals, notices and advises, and
     (ii) FIserv Fresno, Inc. personnel will exercise due care in the processing of Client's work, and (iii) FIserv Fresno, Inc.'s system will comply in all material respects with all applicable Federal regulations governing the Services. In the event of an error or other default caused by FIserv Fresno, Inc.'s personnel, systems or equipment, FIserv Fresno, Inc. shall correct the data and/or reprocess the affected report at no additional cost to Client. Client agrees to supply FIserv Fresno, Inc. with a written request for correction of the error within seven (7) business days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client or by Client's failure to follow FIserv Fresno, Inc. procedures shall be billed to Client at FIserv Fresno, Inc.'s then current time and material rates.

(b) FIserv Fresno, Inc. warrants that it is the owner of or has a license to furnish all Equipment or software comprising FIserv Fresno, Inc.'s system. FIserv Fresno, Inc. shall indemnify Client and hold it harmless against any claim or action which alleges that the use of FIserv Fresno, Inc.'s system infringes a United States patent, copyright or other proprietary right of a third party. Client agrees to notify FIserv Fresno, Inc. promptly of any such claim and grants to FIserv Fresno, Inc. sole right to control the defense and disposition of all such claims. Client shall provide FIserv Fresno, Inc. with reasonable cooperation and assistance in the defense of any such claim.

(c) FIserv Fresno, Inc. warrants that Client will acquire good and clear title to the Equipment free and clear of all liens and encumbrances. FIserv Fresno, Inc. hereby assigns to Client all warranties which the Manufacturer has granted to FIserv Fresno, Inc. with respect to the Equipment or Software as set forth on the Equipment List. Client hereby agrees to all of the terms and conditions applicable to those warranties and acknowledges that:

     (i) neither the Manufacturer or FIserv Fresno, Inc. warrants that the use of the Equipment or Software will be uninterrupted or error free; and

     (ii) Manufacturer's warranties, and the assignment of such warranties by FIserv Fresno, Inc. to Client, shall not impose any liability on FIserv Fresno, Inc. due to the services or assistance provided to Client by FIserv Fresno, Inc. with respect thereto.

(d) THERE ARE NO OTHER WARRANTIES WITH RESPECT TO ANY OF THE SERVICES OR PRODUCTS AND FISERV FRESNO, INC. DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(e) Client shall indemnify and hold harmless FIserv Fresno, Inc. against any claims or action arising out of (i) the use by Client of the FIserv Fresno, Inc. System in a manner other than that provided in this Agreement or in the operating instructions supplied by FIserv Fresno, Inc. to Client, and
     (ii) any and all claims by third parties through Client arising out of the performance or non-performance of services by FIserv Fresno, Inc. provided
                                                                       --------
     that the indemnity listed
     ----

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     in (ii) hereof shall not preclude Client's recovery of direct damages pursuant to the terms and subject to the limitations of this Agreement.

15.  LIMITATION OF LIABILITY
     -----------------------

IN NO EVENT SHALL FISERV FRESNO, INC. BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV FRESNO, INC.'S SERVICES OR FISERV FRESNO, INC.'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST FISERV FRESNO, INC. MORE THAN TWO (2) YEARS AFTER SUCH CLAIM ACCRUED. FISERV FRESNO, INC.'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV FRESNO, INC. IN THE SIX (6) MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV FRESNO, INC.'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID FOR THE EQUIPMENT OR SOFTWARE.

16.  PERFORMANCE STANDARDS
     ---------------------

(a) ON-LINE AVAILABILITY - FIserv Fresno, Inc.'s standard of performance shall be on-line availability of the system (exclusive of telecommunications and terminals) 98% of the time that it is scheduled to be so available over a three month period (the "Measurement Period"). Actual on-line performance will be calculated monthly by comparing the number of hours which the system was scheduled to be operational on an on-line basis exclusive of preventive maintenance and scheduled maintenance, with the number of hours, or a portion thereof, it was actually operational on an on-line basis. Hours of on-line operation are listed for reference on the Product and Price Schedule. Downtime may be caused by operator error, hardware malfunction or failure, or environmental failures such as loss of power or air conditioning. Downtime caused by reasons beyond FIserv Fresno, Inc.'s control should not be considered in the statistics.

(b) REPORT AVAILABILITY - FIserv Fresno, Inc.'s standard of performance for report availability shall be that, over a three month period, 95% of all Critical Daily Reports shall be available for remote printing on time without significant errors. A Critical Daily Report shall mean priority group reports which FIserv Fresno, Inc. and Client have mutually agreed in writing are necessary to properly account for the previous day's activity and properly notify Client of overdraft, NSF or return items. The agreed upon Critical Reports shall be listed on an exhibit attached to the Final conversion plan. A significant error is one which impacts Client's ability to properly account for the previous days activity and/or properly

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

     account for overdraft, NSF or return items. Actual performance will be calculated monthly by comparing the total number of Client reports scheduled to be available from FIserv Fresno, Inc. to the number of reports which were available on time and without error.

(c) RESPONSE TIME - FIserv Fresno, Inc.'s standard of performance for response time shall be that the average total response time for the central processor to receive a transaction from the communications controller at FIserv Fresno, Inc.'s data center, process that transaction and return the answer to the controller shall be two (2) seconds or less as determined from measurements taken over a three month period. A transaction shall mean a basic deposit, withdrawal or single inquiry application. The measurement shall begin when the last data element has been transmitted from and shall end when the first data element has been received at the controller. FIserv Fresno, Inc. will log and retain a record of response time maintaining appropriate analytical reports.

(d) PERFORMANCE TARGET FOR RESPONSE TIME - FIserv Fresno, Inc. and Client shall work toward the establishment of a standard for "end user" response time which will measure the total elapsed clock time from the entry of a transaction (as defined and measured above) at a teller terminal to the first response from the host processor to the teller terminal.
     Transmission shall be made using telecommunications lines and terminals which meet FIserv Fresno, Inc.'s specifications. The target standard shall be four seconds or less. Notwithstanding that this standard is merely a target, if transactions so measured regularly exceed six seconds, FIserv Fresno, Inc. shall identify the cause and utilize reasonable efforts to bring performance back within the target standard. Client shall provide its reasonable assistance and cooperation to FIserv Fresno, Inc. in implementing and measuring this performance target.

(e) EXCLUSIVE REMEDY - In the event that FIserv Fresno, Inc.'s performance fails to meet the standards listed in this Section 16 and such failure is not the result of Client's error or omission, Client's sole and exclusive remedy for such default shall be the right to terminate this Agreement in accordance with the provisions of this paragraph. In the event that FIserv Fresno, Inc. fails to achieve any Performance Standard, alone or in combination, for the proscribed measurement period, Client shall notify FIserv Fresno, Inc. of its intent to terminate this Agreement if FIserv Fresno, Inc. fails to restore performance to the committed levels. FIserv Fresno, Inc. shall advise Client promptly upon correction of the system deficiencies (in no event shall corrective action exceed sixty (60) days from the notice date) and shall begin an additional measurement period. Should FIserv Fresno, Inc. fail to achieve the required Performance Standard during the remeasurement period, Client may terminate this Agreement and FIserv Fresno, Inc. shall cooperate with Client to achieve an orderly transition to Client's replacement processing system. Client may also terminate this Agreement if FIserv Fresno, Inc.'s performance for the same standard is below the relevant performance standard for more than two measurement periods in any consecutive twelve months or for more than five measurement periods during the term of this Agreement. During the period of transition, Client shall pay only such charges as are incurred for monthly fees until the date of deconversion. FIserv Fresno, Inc. shall not charge Client for services relating to Client's deconversion. In no event shall FIserv Fresno, Inc. be liable to Client for damages of any nature arising solely from FIserv Fresno, Inc.'s failure to meet the Performance Standards required under this Agreement.

17.  DISASTER RECOVERY
     -----------------

(a) A Disaster shall mean any unplanned interruption of the operations of or inaccessibility to FIserv Fresno, Inc.'s data center which appears in FIserv Fresno, Inc.'s reasonable judgment to require relocation of processing to an alternative site. FIserv Fresno, Inc. shall notify Client as soon as possible after it deems a service outage to be a Disaster. FIserv Fresno, Inc. shall move the processing of Client's standard on line services to an alternative processing center as expeditiously as possible and shall coordinate the cutover to back up data lines with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist FIserv Fresno, Inc. in implementing the switchover to the alternative processing site. During a Disaster, optional or on-request services shall be provided by FIserv Fresno, Inc. only to the extent that there is adequate capacity at the alternate center and only after stabilizing the provision of base on-line services.

(b) FIserv Fresno, Inc. shall work with Client to establish a plan for alternative data communications in the event of a Disaster. Client shall be responsible for furnishing any additional communications equipment and data lines required under the adopted plan.

(c) FIserv Fresno, Inc. shall test its Disaster Recovery Services Plan by conducting one annual test, which shall be a surprise test. Client agrees to participate in and assist FIserv Fresno, Inc. with such testing. Test results will be made available to Client's regulators, internal and external auditors, and (upon request) to Client's insurance underwriters.

(d) Client understands and agrees that the FIserv Fresno, Inc. Disaster Recovery Plan is designed to minimize but not eliminate risks associated with a Disaster affecting FIserv Fresno, Inc.'s data center. FIserv Fresno, Inc. does not warrant that service will be uninterrupted or error free in the event of a Disaster.

     Client maintains responsibility for adapting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary to properly protect Client's revenues in the event of a disaster.

18.  TERMINATION OR EXPIRATION
     -------------------------

(a) In the event that Client is either thirty (30) days in arrears in making any payment required or in the event Client deconverts any Core Service without the prior written consent of FIserv, or in the event of any other material default by either FIserv Fresno, Inc. or Client in the performance of their obligations, the affected party shall have the right to give written notice to the other of the default and its intent to terminate this Agreement stating with reasonable particularity the nature of the claimed default. This Agreement shall terminate if the default has not been cured within a reasonable time with a minimum being thirty (30) days from the effective date of the notice.

(b) Client understands and agrees that FIserv Fresno, Inc.'s losses resulting from a Client default or early termination of the Agreement would be difficult or impossible to calculate as of the Effective Date since they will vary based upon, among other things, the number of clients using the FIserv Fresno, Inc. system on the date the Agreement terminates. Client therefore agrees to pay and FIserv Fresno, Inc. agrees to accept as liquidated damages (and not as a penalty) for any such Client default or early termination, a sum computed by multiplying (i) the average of the Total Monthly Fees payable by Client in the three months prior to the default or termination and (ii) the number of months remaining in the unexpired Term and (iii) seventy five percent (75%).

(c) Upon the expiration of this Agreement, or its termination due to FIserv Fresno, Inc.'s business termination, FIserv Fresno, Inc. shall furnish to Client such copies of Client's data files as Client may request in machine readable format form along with such other information and assistance as or is reasonable and customary to enable Client to deconvert from the FIserv Fresno, Inc. system. Client shall reimburse FIserv Fresno, Inc. for the production of data records and other services at FIserv Fresno, Inc.'s current fees for such services.

19.  ARBITRATION
     -----------

(a) Except with respect to disputes arising from the disclosure of Confidential Information of either party, or from a misappropriation or infringement of FIserv Fresno, Inc.'s proprietary rights in its systems and software, all disputes or controversies arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration to be held in the City of Los Angeles, California in

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     accordance with the Commercial Rules of the American Arbitration
     Association. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction over the parties.

(b) The prevailing party in any action brought to enforce any provision of this Agreement, whether or not such action is brought under this Section 19, shall, in addition is any other remedy available at law or in equity, be entitled to reimbursement of all costs and expenses related to such action including, but not limited to, its reasonable attorneys fees.

20.  INSURANCE
     ---------

FIserv Fresno, Inc. carries Comprehensive General Liability insurance with primary limits of one million dollars, Commercial Crime insurance covering Employee Dishonesty in the amount of one million dollars, all-risk replacement cost coverage on all equipment used at FIserv Fresno, Inc.'s data center and Workers Compensation coverage on FIserv Fresno, Inc. employees wherever located in the United States.

21.  GENERAL
     -------

(a) This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither party may assign this Agreement in whole or in part without the consent of the other, provided that FIserv Fresno, Inc. may subcontract any or all of the services to be performed under this Agreement. Any such subcontractors shall be required to comply with all of the applicable terms and conditions of this Agreement.

(b) The parties agree that, in connection with the performance of their obligations hereunder, they will comply with all applicable Federal, State, and local laws including the laws and regulations regarding Equal Employment Opportunities.

(c) FIserv Fresno, Inc. agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867 (C) relating to service performed by contract or otherwise.

(d) If any part or parts of this Agreement are held to be invalid, the remaining parts of the Agreement shall continue to be valid and enforceable.

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(e)  This Agreement and performance hereunder shall be governed by and construed in accordance with the laws in which Client's principal place of business is located.

(f) FIserv Fresno, Inc. provides for periodic SAS 70, Type 1 independent audits of its operations. FIserv Fresno, Inc. shall provide each client serviced from the audited data center with a copy of the audit within a reasonable time after its completion and shall charge each client a prorated share of the cost of such audit. FIserv Fresno, Inc. shall also provide a copy of the audit to the appropriate OTS District Director and/or to such other regulators having jurisdiction over FIserv Fresno, Inc.'s provision of services hereunder.

(g) Neither party shall be liable for any errors, delays or non-performance due to events beyond its reasonable control including, but not limited to, acts of God, failure or delay of power or communications, changes in law or regulation or other acts of governmental authority, strike, weather conditions or transportation.

(h) All written notices required to be given under this Agreement shall be sent by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or by confirmed facsimile to the persons and at the addresses listed on the Summary Page or to such other address or person as a party shall have designated in writing.

(i) The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any rights.

(j) Each party acknowledges that it has read this Agreement, understands it, and agrees that it is the complete and exclusive statement of the Agreement between the parties and supersedes and merges any prior or simultaneous proposals, understandings and all other agreements with respect to the subject matter. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

(k) FIserv Fresno, Inc. shall provide to Client and to the appropriate OTS District Director and/or to such other regulators who so require them a copy of the audited financial statement of FIserv, Inc.

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